Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Seven Oaks Sponsor LLC

Address of Joint Filer:	c/o Seven Oaks Acquisition Corp.
445 Park Avenue, 17th Floor
New York, New York 10022

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Seven Oaks Acquisition Corp. [SVOK]

Date of Event Requiring Statement:
(Month/Day/Year):	12/17/2020

Name of Joint Filer:	Gary S. Matthews

Address of Joint Filer:	c/o Seven Oaks Acquisition Corp.
445 Park Avenue, 17th Floor
New York, New York 10022

Relationship of Joint Filer to Issuer:	Chief Executive Officer, Chairman and Director

Issuer Name and Ticker or Trading Symbol:	Seven Oaks Acquisition Corp. [SVOK]

Date of Event Requiring Statement:
(Month/Day/Year):	12/17/2020

Name of Joint Filer:	Mark Hauser

Address of Joint Filer:	c/o Seven Oaks Acquisition Corp.
445 Park Avenue, 17th Floor
New York, New York 10022

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Seven Oaks Acquisition Corp. [SVOK]

Date of Event Requiring Statement:
(Month/Day/Year):	12/17/2020